Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-44713 of Community National Bank on form S-8 of our report dated August 13, 2003, appearing in this Annual Report on Form 11-K of Community Bancorp. and Designated Subsidiaries Retirement Savings Plan for the year ended December 31, 2002.

/s/ Berry, Dunn, McNeil & Parker

Portland Maine

August 13, 2003

VT Reg. No. 92-000278